EXHIBIT 23.1



       CONSENT OF REGISTERED INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM






TO:      IR BioSciences Holdings, Inc.


         As independent registered certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form SB-2, of our report dated March 4, 2005 relating to the consolidated financial statements of IR BioSciences Holdings, Inc. and to the reference to our Firm under the caption "Experts" appearing in the Prospectus.


                           /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                           --------------------------------------------



New York, New York
February 17, 2006